UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Oct. 28, 2011

Convenientcast, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32032	83-0375241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

132 E. Northside Dr. Suite C Clinton, MS	39056
(Address of principal executive offices)	(Zip Code)

1174 Manitou Dr., PO Box 363, Fox Island, WA	98333
(Address of former principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (601) 488-4360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On Oct. 28, 2011, Convenientcast, Inc. (“Convenientcast”) entered into an exchange agreement to purchase 100% of the outstanding shares of DSD Network of America, Inc.(“DSD”) in exchange for 40,000,000 common shares of Convenientcast stock.  DSD  is now a wholly-owned subsidiary of Convenientcast and Convenientcast has acquired the business and operations of DSD.  The Exchange Agreement contains customary representations, warranties, and conditions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Board of Directors meeting on Oct. 31, 2011 Marco Moran was appointed as a Director, President, CEO Secretary and Treasurer.   Kevin Murphy resigned as President and CEO and Howard Bouch resigned as Secretary and Treasurer with both retaining their seats on the Board.

Marco Moran, CEO, President, Secretary, CFO, Treasurer, Director, Chief Accounting Officer

As Chief Executive Officer of DSD, Marco Moran is responsible for product oversight, research and development, quality control, strategic planning, and sales and marketing efforts.  He also provides leadership to the Company, as well as developing its strategic plan to advance its mission and objectives, and to promote revenue, profitability, and growth.  Mr. Moran also oversees Company operations to insure production efficiency, quality, service, and cost-effective management of resources.

In 2008, he began Unique Beverage Group, LLC, where he branded his first beverage and learned how to take a product to market, leading him to develop his current enterprise  Dr. Moran was  previously a Pharmacist for several years throughout the South.  From 2007 to 2008 he served in this role for MS Baptist Health System, preceded by one year with Accredo Nova Factor as its Pharmacist and Project Manager in Memphis.  From 2004 to 2006, Dr. Moran was employed in the same capacity for River Region Medical Center in Vicksburg, Mississippi, where he managed Six Sigma project teams to assist administration in meeting annual corporate financial objectives.  He also owned the financial services firm Wiser Tax Pros.  During his first two years as a business owner he also worked for CVS Pharmacy in Mobile and Tuscaloosa.  Dr. Moran began his career as the Director of Pharmacy and Regulatory Affairs for INO Therapeutics, Inc. in Port Allen, Louisiana.  He served as a Graduate Assistant and Instructor during his MBA studies, and previously served at the U.S. Naval Hospital in Camp Lejeune, North Carolina as a Medical Services Officer and Pharmacist.  Dr. Moran holds graduate degrees in Business Administration and Pharmaceutical Science from the University of Louisiana at Monroe, and was briefly a law student before becoming an entrepreneur.  Dr. Moran has completed various training through BevNet since 2009, including branding, packaging, and entrepreneur coursework to enhance his knowledge of the beverage industry.

Exhibits

      No.   Exhibits
      ---      --------
      3.           Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated

CONVENIENTCAST, INC.

By:	/s/ Marco Moran
Marco Moran, President and
Chief Executive Officer

EXHIBIT INDEX

      No.   Exhibits
      ---      --------
      3           Exchange Agreement